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                                                                     Exhibit 5.1



                   Opinion of Shartsis, Friese & Ginsburg LLP


                                January 15, 2002



Waste Connections, Inc.
620 Coolidge Drive, Suite 350
Folsom, California  95630

Ladies and Gentlemen:

        We have acted as counsel for Waste Connections, Inc. (the "Company") in connection with its Registration Statement on Form S-3 filed on January 15, 2002, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the contemplated issuance by the Company from time to time of up to $87,433,125 aggregate public offering price of (i) debt securities, which may be either senior securities (the "Senior Securities") or subordinated securities (the "Subordinated Securities") (collectively, the "Debt Securities"), and either of which may be convertible into or exchangeable for shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), shares of the Company's preferred stock, $0.01 par value per share (the "Preferred Stock"), or other Debt Securities; (ii) shares of Preferred Stock, which may be convertible into shares of Common Stock or another series of Preferred Stock; and (iii) shares of Common Stock. The Debt Securities, shares of Preferred Stock and shares of Common Stock are referred to herein as the "Securities."

        The Securities will be sold or delivered from time to time as set forth in the Registration Statement, amendments thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements"). The Senior Securities and the Subordinated Securities will be issued under indentures (the "Senior Indenture" and the "Subordinated Indenture," respectively, and collectively, the "Indentures") between the Company and a trustee (the "Trustee") to be selected by the Company.

        In rendering our opinions herein, we have examined originals or copies of (i) the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Amended and Restated Bylaws of the Company, (ii) the Senior Indenture to be entered into by and between the Company and the Trustee, in the form included as an exhibit to the Registration Statement, (iii) the Subordinated Indenture to be entered into by and between the Company and the Trustee, in the form included as an exhibit to the Registration Statement, and
(iv) such other records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. We have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and applicable Prospectus Supplement; (iv) the Senior Indenture and Subordinated Indenture will be duly authorized, executed and delivered by the Company and the Trustee (which Trustee will be qualified under the Trust Indenture Act of 1939, as amended), in substantially the forms reviewed by us; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and
(vi) any Securities issuable upon conversion or exchange of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion or exchange.

        Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

        1. When the terms of the issuance and sale of the shares of Common Stock have been duly approved by the Company's Board of Directors in conformity with the Certificate of Incorporation, and such shares have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement and as contemplated in the Registration Statement, and, if issued upon the conversion or exchange of any Debt




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Securities or Preferred Stock, when such shares have been issued and delivered as contemplated by the terms of the applicable Senior or Subordinated Indenture or Certificate of Designations, the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

        2. Upon the fixing of the designations, relative rights, preferences and limitations of any series of Preferred Stock by the Company's Board of Directors and the proper and valid filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designations setting forth the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, with respect to such series of Preferred Stock, all in accordance with the General Corporation Law of the State of Delaware and in conformity with the Certificate of Incorporation and upon the approval by the Company's Board of Directors of the specific terms of the issuance, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement and as contemplated in the Registration Statement, and, if issued upon the conversion or exchange of any Debt Securities, issued and delivered as contemplated by the terms of the applicable Senior or Subordinated Indenture, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

        3. When (a) the terms of the Senior Securities and their issue and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law, agreement or instrument then binding on the Company or any requirement or restriction imposed on the Company by any court or governmental body having jurisdiction over the Company, (b) the Senior Securities have been duly executed, authenticated, issued and delivered as contemplated in the Registration Statement and in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein, and
(c) the Senior Securities, if issued upon the conversion or exchange of any other Debt Securities, have been issued and delivered as contemplated by the terms of the applicable Indenture relating to such other Debt Securities, the Senior Securities will be legally issued and will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and subject to general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

        4. When (a) the terms of the Subordinated Securities and their issue and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law, agreement or instrument then binding on the Company or any requirement or restriction imposed on the Company by any court or governmental body having jurisdiction over the Company, (b) the Subordinated Securities have been duly executed, authenticated, issued and delivered as contemplated in the Registration Statement and in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein, and (c) the Subordinated Securities, if issued upon the conversion or exchange of any other Debt Securities, have been issued and delivered as contemplated by the terms of the applicable Indenture relating to such other Debt Securities, the Subordinated Securities will be legally issued and will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and subject to general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

        We are qualified to practice law only in the State of California. We are not qualified and do not express any opinion herein as to the laws of any other jurisdiction, except the federal laws of the United States and, to the extent required by the foregoing opinion, the Delaware General Corporation Law. Otherwise, to the extent this opinion deals with matters governed by or relating to the laws of any state other than California, we have assumed that such laws are identical to the internal substantive laws of the State of California.

        We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Debt Securities or the Indentures providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction will under applicable law convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name whenever it appears in the Registration Statement, including the Prospectus and any Prospectus Supplement constituting a part thereof, as originally filed or as subsequently amended.




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                                        Very truly yours,

                                        SHARTSIS, FRIESE & GINSBURG LLP


                                        By
                                             -----------------------------------
                                             Robert D. Evans, Esq.



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